                                                                    EXHIBIT 10.5

                                                 ALLSTATE LIFE INSURANCE COMPANY
                                                                 LOAN NO. 121709

RECORDING REQUESTED
WHEN RECORDED MAIL TO:

Virginia M. Duffy, Esquire
801 Old York Road, Suite 301
Jenkintown, PA 19046-1611
215-885-7540

                    MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND
                CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING
                               (Fee and Leasehold)

                                      FROM

                      GUSTINE SIXTH AVENUE ASSOCIATES, LTD.

                                  AS MORTGAGOR

                       TO ALLSTATE LIFE INSURANCE COMPANY

                                  AS MORTGAGEE

                           Premises: 300 Sixth Avenue
                                     Pittsburgh, PA

                  The address of the within-named Mortgagee is:

                          3075 Sanders Road, Suite G5C
                           Northbrook, Illinois 60062
                Attn: Commercial Mortgage Loan Servicing Manager

                                 /s/ V. M. Duffy
                                 ------------------------
                                 On Behalf of Mortgagee

                                TABLE OF CONTENTS

ARTICLE                                    HEADING                                    PAGE
-------                                    -------                                    ----
   I                               COVENANTS OF MORTGAGOR

          1.01 Performance of Obligations Secured                                       5
          1.02 Insurance                                                                5
          1.03 Condemnation                                                             7
          1.04 Damage to Property                                                       8
          1.05 Escrow Fund for Condemnation and Insurance Proceeds                     10
          1.06 Taxes, Liens and other Items                                            11
          1.07 Assignment of Leases, Contracts, Rents and Profits                      12
          1.08 Acceleration Upon Sale or Encumbrance                                   16
          1.09 Preservation and Maintenance of Property                                16
          1.10 Offset Certificates                                                     17
          1.11 Intentionally Deleted                                                   17
          1.12 Protection of Security; Costs and Expenses                              17
          1.13 Mortgagor's Covenants Respecting Collateral                             18
          1.14 Covenants Regarding Financial Statements                                19
          1.15 Environmental Covenants                                                 21
          1.16 Covenants Relating to Subordinate Liens                                 22
          1.17 Covenants Regarding Ground Lease                                        23

  II                                  EVENTS OF DEFAULT

          2.01 Monetary and Performance Defaults                                       28
          2.02 Bankruptcy, Insolvency, Dissolution                                     28
          2.03 Misrepresentation                                                       29
          2.04 Default under Subordinate Loans                                         29
          2.05 Default under Ground Lease                                              29

  III                                      REMEDIES

          3.01 Acceleration                                                            29
          3.02 Entry                                                                   29
          3.03 Judicial Action                                                         32
          3.04 Foreclosure                                                             32
          3.05 Right to Remedy Defaults                                                33
          3.06 Mortgagee's Remedies Respecting Collateral                              33
          3.07 Proceeds of Sales                                                       33
          3.08 Condemnation and Insurance Proceeds                                     34

ARTICLE                                    HEADING                                    PAGE
-------                                    -------                                    ----
          3.09 Waiver of Marshalling, Rights of Redemption, Homestead and Valuation    34
          3.10 Remedies Cumulative                                                     34
          3.11 Nonrecourse                                                             35
          3.12 Evasion of Prepayment Premium                                           35

  IV                                   MISCELLANEOUS

          4.01 Severability                                                            36
          4.02 Certain Charges and Brokerage Fees                                      36
          4.03 Notices                                                                 36
          4.04 Mortgagor Not Released                                                  37
          4.05 Inspection                                                              38
          4.06 Release                                                                 38
          4.07  Statute of Limitations                                                 38
          4.08 Interpretation                                                          38
          4.09 Captions                                                                39
          4.10 Consent                                                                 39
          4.11 Delegation to Subagents                                                 39
          4.12 Successors and Assigns                                                  39
          4.13 Governing Law                                                           39
          4.14 Intentionally Deleted                                                   39
          4.15 Changes in Taxation                                                     39
          4.16 Maximum Interest Rate                                                   40
          4.17 Time of Essence                                                         40
          4.18 Reproduction of Documents                                               40
          4.19 No Oral Modifications                                                   40

                                    EXHIBITS

Exhibit A - Legal Description of Fee Estate Land
Exhibit B - Legal Description of Leasehold Estate Land

                    MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND
                CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING
                               (Fee and Leasehold)

         THIS MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING is made as of this 23rd day of March, 1999, from GUSTINE SIXTH AVENUE ASSOCIATES, LTD., whose mailing address is c/o The Gustine Company, 2100 Wharton Street, Suite 700, Pittsburgh, PA 15203 (herein "Mortgagor"), in favor of ALLSTATE LIFE INSURANCE COMPANY, a corporation, whose mailing address is Allstate Plaza South, Suite G5C, 3075 Sanders Road, Northbrook, Illinois, 60062 (herein "Mortgagee").

         In consideration of the indebtedness herein recited and as security for payment and performance of obligations set forth below, Mortgagor has granted, conveyed, bargained, sold, aliened, released, confirmed, transferred, pledged, warranted, and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, release, confirm, transfer, pledge, warrant, and mortgage unto Mortgagee, its successors and assigns, all that certain land described on Exhibit A attached to and made a part hereof (the "Fee Estate Land"), together with

                  (1) All of Mortgagor's right, title and interest in, to and under a certain Indenture of Lease dated October 14, 1902 between the Trustees of the First Presbyterian Church of Pittsburgh, as lessor, and Henry W. Oliver, as lessee, which is recorded in the Office for the Recorder of Deeds in and for Allegheny County, Pennsylvania (the "Recording Office"), in Deed Book Volume 1318 at page 357, as amended and supplemented by Agreement dated April 13, 1903 and recorded in the Recording Office in Deed Book Volume 1318 at page 361; Agreement dated July 18, 1940 and recorded in the Recording Office in Deed Book Volume 2669 at page 14; Agreement dated December 27, 1951 and recorded in the Recording Office in Deed Book Volume 3165 at page 132; and Agreement dated January 20, 1954 and recorded in the Recording Office in Deed Book Volume 3976 at page 22; and

                  (2) All of Mortgagor's right, title and interest in and to the leasehold estate created by the aforesaid Indenture of Lease in and to the parcel of land described in the aforesaid Indenture of Lease and as described on Exhibit B attached hereto and hereby made a part hereof (the "Leasehold Estate Land") (which interest in the aforesaid Indenture of Lease and the leasehold estate and term created thereby are separately and collectively referred to in this Mortgage as the "Ground Lease"); and the appurtenances and all the estate and rights of Mortgagor of, in and to the Property under and by virtue of the Ground Lease and the Fee Estate Land (the Leasehold Estate Land and the Fee Estate Land being sometimes collectively referred to in this Mortgage as the "Land").

         TOGETHER with all of Mortgagor's right, title and interest now owned or hereafter acquired in all renewals, extensions and amendments of the Ground Lease; all credits and deposits thereunder, if any; all purchase and other options, privileges and rights of Mortgagor, as tenant under the Ground Lease; and in case Mortgagor acquires, whether by exercise of any present or future option, or by any other manner, the fee title or any other estate, title or interest in the Leasehold Estate Land or any portion thereof or improvements thereon covered by the Ground Lease, this Mortgage shall attach to and cover and be a lien upon the fee title or other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.

         ALSO TOGETHER with all of Mortgagor's now existing or hereafter acquired estate, right, title and interest in, to and under all buildings, structures, improvements and fixtures now existing or hereafter erected on the Land and all right, title and interest, if any, of Mortgagor in and to the streets and roads, opened or proposed, abutting the Land to the center lines thereof, and strips within or adjoining the Land, the air space and right to use said air space above the Land, all rights of ingress and egress on or within the Land, all easements, rights and appurtenances thereto or used in connection with the Land, including, without limitation, air lateral support, alley and drainage rights, all revenues, income, rents, cash or security deposits, advance rental deposits, profits, royalties, and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject however to the rights and authorities given herein to Mortgagor to collect and apply such revenues, and other benefits), all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, and water stock, all options to purchase or lease, all development or other rights relating to the Land or the operation thereof, or used in connection therewith, including all Mortgagor's right, title and interest in all fixtures, attachments, partitions, machinery, equipment, building materials, appliances and goods of every nature whatever now or hereafter located on, or attached to, the Land, all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Mortgage, be deemed to be real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property; and Mortgagor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Mortgagee to confirm the legal operation and effect of this Mortgage on any of the foregoing. All of the foregoing property described in this paragraph (the "Improvements") together with the Ground Lease, the Fee Estate Land and all appurtenances thereto, shall be hereinafter referred to as the "Property".

         MORTGAGOR FURTHER GRANTS to Mortgagee a security interest in all of Mortgagor's now existing or hereafter acquired right, title and interest in the following:

                  (A) All equipment, fixtures, inventory, goods, instruments, appliances, furnishings, machinery, tools, raw materials, component parts, work in progress and materials, and all other tangible personal property of whatsoever kind, used or consumed in the improvement, use or enjoyment of the Property now or any time hereafter owned or acquired by Mortgagor, wherever located and all products thereof whether in possession of Mortgagor or whether located on the Property or elsewhere;

                  (B) To the extent such general intangibles are assignable, all general intangibles relating to design, development, operation, management and use of the Property, including, but not limited to, (1) all names under which or by which the Property may at any time be owned and operated or any variant thereof, and all goodwill in any way relating to the Property and all service marks and logotypes used in connection therewith, (2) all permits, licenses, authorizations, variances, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Property, (3) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the construction, use, occupation or operation of the Property, (4) all materials prepared for filing or filed with any governmental agency, and (5) the books and records of Mortgagor relating to construction, or operation of the Property;

                  (C) All shares of stock or partnership interest or other evidence of ownership of any part of the Property that is owned by Mortgagor in common with others, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Property provided, however, that the foregoing shall not include any ownership interests in the Mortgagor;

                  (D) All accounts, deposit accounts, tax and insurance escrows held pursuant to this Mortgage, accounts receivable, instruments, documents, documents of title, general intangibles, rights to payment of every kind, all of Mortgagor's rights, direct or indirect, under or pursuant to any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies, licenses and bonds now or anytime hereafter arising from construction on the Land or the use or enjoyment of the Property to the extent such are assignable;

                  (E) All condemnation proceeds (including payments in lieu thereof) and insurance proceeds related to the Property;

         Together with all additions to, substitutions for and the products of all of the above, and all proceeds therefrom, whether cash proceeds or noncash proceeds, and including insurance and condemnation proceeds, received when any such properly (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily. Such proceeds shall include any of the foregoing specifically described property of Mortgagor acquired with cash proceeds. Together with, and without limiting the above items, all Goods, Accounts, Documents, Instruments, Money, Chattel Paper and General Intangibles arising from or used in connection with the Property, as those terms are defined in the Uniform Commercial Code from time to time in effect in the state in which the Property is located. (All of the foregoing including such products and proceeds thereof, are collectively referred to as "Collateral".)

         The personal property in which Mortgagee has a security interest includes goods which are or shall become fixtures on the Property. This Mortgage is intended to serve as a fixture filing pursuant to the terms of the applicable provisions of the Uniform Commercial Code of the state in which the Property is located. This filing is to be recorded in the real estate records of the appropriate city, town or county in which the Property is located. In that regard, the following information is provided:

         Names of Debtor:           Gustine Sixth Avenue Associates, Ltd., a
                                    Pennsylvania limited partnership

         Address of Debtor:         See section 4.03 hereof

         Name of Secured Party:     Allstate Life Insurance Company, an Illinois
                                    insurance corporation

         Address of Secured Party:  See section 4.03 hereof.

         Mortgagor warrants and agrees that there is no financing statement covering the foregoing Collateral, the Property, or any part thereof, on file in any public office.

         TO HAVE AND TO HOLD the Property and the Collateral hereby conveyed or mentioned and intended so to be, unto Mortgagee, its successors and assigns, forever subject to and for the purposes and uses herein set forth. This Mortgage secures:

                  (A) The repayment of the indebtedness evidenced by that certain Mortgage Note ("Note") of even date herewith with a maturity date of April 1, 2014 executed by Mortgagor and payable to the order of Mortgagee, in the principal sum of Seventeen Million Nine Hundred Thousand Dollars ($ 17,900,000) with interest thereon, as provided therein and all late charges, loan fees, commitment fees, Prepayment Premiums (as described in the Note), and all extensions, renewals, modifications, amendments and replacements thereof;

                  (B) The payment of all other sums which may be advanced by or otherwise be due to Mortgagee under any provision of this Mortgage or under any other instrument or document referred to in clause (C) below, with interest thereon at the rate provided herein or therein;

                  (C) The performance of each and every covenant and agreement of Mortgagor contained (1) herein, in the Note, or in any note evidencing a Future Advance (as hereinafter defined), and (2) in the obligations of Mortgagor upon any and all pledge or other security agreements, loan agreements, disbursement agreements, supplemental agreements (the foregoing shall not include the Commitment Letter between Mortgagor and Mortgagee), assignments (both present and collateral) and all instruments of indebtedness or security now or hereafter executed by Mortgagor in connection with any indebtedness referred to in clauses (A), (B) or (D) of this section [including but not limited to the Assignment of Leases and Rents] or for the purpose of supplementing or amending this Mortgage or any instrument secured hereby (all of the foregoing in this clause (C), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements") and all costs and expenses, including reasonable attorneys' fees with respect to all such documents, including, without limitation, the negotiation and drafting of any loan settlement or workout agreement; and

                  (D) The repayment of any other loans or advances, with interest thereon, hereafter made to Mortgagor (or any successor in interest to Mortgagor as the owner of the Property or any part thereof) by Mortgagee when the promissory note evidencing the loan or advance specifically states that said note is secured by this Mortgage, together with all extensions, renewals, modifications, amendments and replacements thereof (herein and in the Related Agreements "Future Advance").

         PROVIDED ALWAYS, and this instrument is upon the express condition that, if Mortgagor pays to Mortgagee the principal sum mentioned in the Note, the interest thereon and all other sums payable by Mortgagor to Mortgagee as are secured hereby, in accordance with the provisions of the Note and this Mortgage, at the times and in the manner specified, without deduction, fraud or delay, and Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein, in the Note and in the Related Agreements, then this Mortgage and the estate hereby granted shall cease and become void.

                                    ARTICLE I
                             COVENANTS OF MORTGAGOR

         To protect the security of this Mortgage, Mortgagor covenants and agrees as follows:

         1.01. Performance of Obligations Secured. Mortgagor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advance, any Prepayment Premium and late charges provided for in the Note or in any note evidencing a Future Advance, and shall further perform fully and in a timely manner all other obligations of Mortgagor contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.

         1.02. Insurance. For all times during the period there remains any indebtedness under the Note, or any and all other indebtedness (including without limitation Future Advances) secured by this Mortgage, Mortgagor shall keep the Property insured against all risks or hazards as Mortgagee may require. Such insurance shall be in policy form, amount and coverage satisfactory to Mortgagee, including, but not limited to:

                  (A) Fire and extended coverage property damage insurance, including, but not limited to all risk insurance, in an amount equal to the full replacement value of the Improvements, without coinsurance deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to Mortgagee;

                  (B) Public liability insurance, in such form, amount and deductible satisfactory to Mortgagee, and naming Mortgagee c/o Mortgagee's servicing agent, if any, as additional insured covering Mortgagee's interest in the Property;

                  (C) Business interruption or rent loss insurance endorsement in an amount at least equal to one hundred percent (100%) of the sum of: annual debt service on the Note, the annual debt service on any other financing permitted by Mortgagee, ground rents, if any, and operating expenses, including, without limitation, real estate taxes and assessments and insurance, for the Property;

                  (D) Flood insurance required by and obtainable through the National Flood Insurance Program sufficient to cover any damage which may be anticipated in the event of flood unless Mortgagor has provided Mortgagee evidence satisfactory to Mortgagee that no portion of the Property is located within the boundaries of the one hundred (100) year flood plain;

                  (E) "Dram shop" insurance if alcoholic beverages are sold on the Property;

                  (F) Boiler and machinery insurance when risks covered thereby are present and Mortgagee requires such insurance; and

                  (G) Earthquake insurance if Mortgagee requires such insurance.

The insurance coverages described in subsections (A), (C), (D), (F) and (G) above shall name Mortgagee c/o Mortgagee's servicing agent, if any, under a standard noncontributory mortgagee clause or otherwise directly insure Mortgagee's interest in the Property. All losses under said insurance shall be payable to Mortgagee in the manner provided in sections 1.04 and 1.05 hereof.

All policies of insurance required under this section 1.02 shall be with a company or companies with a policy rating of A and financial rating of at least Class X in the most current edition of Best's Insurance Reports and authorized to do business in the state in which the Property is located. All policies of insurance shall provide that they will not be cancelled or modified without thirty (30) days' prior written notice to Mortgagee. True copies of the above mentioned insurance policies or evidence of such insurance (in the form of Accord Form 27) satisfactory to Mortgagee shall be delivered to and held by Mortgagee. True copies of all renewal and replacement policies or evidences of such insurance forms (Accord Form 27) thereof shall be delivered to Mortgagee at least thirty (30) days before the expiration of the expiring policies. If any renewal or replacement policy is not obtained as required herein, Mortgagee is authorized to obtain the same in Mortgagor's name and at Mortgagor's expense. Mortgagee shall not by the fact of failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

         1.03.    Condemnation.

                  (A) Immediately upon obtaining knowledge of the commencement or threat of any action in connection with (1) any condemnation,
(2) any other taking of the Property or any part thereof by any public authority or private entity having the power of eminent domain, or (3) any conveyance in lieu of such condemnation or taking of the Property or any part thereof ("Condemnation"), Mortgagor shall notify Mortgagee in writing but in no event later than ten (10) days after Mortgagor obtains knowledge of the commencement of or threat of a Condemnation. Mortgagee shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of any claims arising from the Condemnation and no such settlement, adjustment or compromise shall be final or binding upon Mortgagee without Mortgagee's prior consent.

                  (B) If all or part of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property, if any, cannot be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then all proceeds of the Condemnation ("Condemnation Proceeds") shall be paid over to Mortgagee and shall be applied first toward reimbursement of the costs and expenses (including reasonable attorneys' fees) of Mortgagee, if any, in connection with the recovery of such Condemnation Proceeds, and then, in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage, shall be applied against all amounts due herein or under the Note and any remaining Condemnation Proceeds shall be released to the Mortgagor. Partial prepayment of the Note under this section 1.03(B) shall not be subject to the Prepayment Premium; however, such partial prepayment shall not entitle Mortgagor to prepay the portion of the Note remaining unpaid after application of the Condemnation Proceeds. Prepayment of the balance shall continue to be subject to the terms and conditions of the Note, including the No-Prepayment Period and the Prepayment Premium described therein.

                  (C) If less than all of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property can be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then Mortgagor shall diligently restore the Property to a condition and use as close as possible to its condition immediately prior to the Condemnation and all Condemnation Proceeds shall be made available to Mortgagor for such restoration. If the estimated cost of restoration, as reasonably determined by Mortgagee, is equal to or less than Fifty Thousand and 00/100 Dollars ($50,000), all Condemnation Proceeds shall be released directly to Mortgagor for restoration of the Property. If the estimated cost of restoration exceeds Fifty Thousand and 00/100 Dollars ($50,000), all Condemnation Proceeds shall be deposited into an escrow fund in accordance with section 1.05 below. Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor's expense, to estimate the cost to restore the remaining portion of the Property. If the amount of the Condemnation Proceeds is not sufficient to restore the Property based on the opinion of an independent contractor or engineer, subject to revision as restorations are made, Mortgagor shall be obligated to pay the difference toward the restoration of the Property.

                  (D) If an Event of Default exists at any time from the time of a Condemnation through the completion of restoration and payment of any Condemnation Proceeds, the use of the Condemnation Proceeds shall be governed by the remedies set forth in Article III below. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then, the Condemnation Proceeds shall be held by Mortgagee or in the Escrow Fund (as defined below), as applicable, pending cure of such event.

         1.04.    Damage to Property.

                  (A) Promptly upon obtaining knowledge of any damage to the Property or any part thereof with an estimated cost of restoration in excess of Five Thousand and 00/100 Dollars ($5,000), but in no event later than five
(5) days after Mortgagor obtains such knowledge, Mortgagor shall notify Mortgagee of such damage in writing. Mortgagor shall diligently restore the Property to the same condition that existed immediately prior to the damage whether or not insurance proceeds are sufficient for such restoration. All proceeds of any insurance on the Property ("Insurance Proceeds") received by Mortgagor shall be applied to such restoration. Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor's expense, to estimate the cost to restore the Property to its original condition, which opinion may be revised as restorations are made. If the amount of the insurance proceeds is not sufficient to restore the Property based on an independent contractor's or engineer's opinion, subject to revision as restorations are made, Mortgagor shall be obligated to pay the difference toward the restoration of the Property.

                  (B) If the estimated cost of restoration is equal to or less than Fifty Thousand and 00/100 Dollars ($50,000), Mortgagor shall promptly settle and adjust any claims under the insurance policies which insure against such risks and, upon receipt of the Insurance Proceeds, Mortgagee shall deliver such to Mortgagor for use in restoration of the Property.

                  (C) If the estimated cost of restoration is greater than Fifty Thousand and 00/100 Dollars ($50,000), Mortgagee shall have the right, but not the obligation, to participate in the settlement of the insurance claims and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of such insurance claims and no such settlement, adjustment, or compromise shall be final or binding upon Mortgagee without its prior consent. Upon settlement of insurance claims, and if Mortgagor can demonstrate to the reasonable satisfaction of Mortgagee that the projected ratio of Net Operating Income, as defined below, to annual debt service due under the Note and any other notes secured by the Property ("Debt Coverage Ratio") will be at least one hundred five percent (105%) for the twelve (12) months immediately following reconstruction of the Property, the insurance proceeds shall be deposited into an escrow fund in accordance with section 1.05 below.

As used in this Mortgage, "Net Operating Income" shall mean:

         (i) all gross receipts received or anticipated (as may be applicable) from tenants in the Property and paying rent under bona fide leases in effect during the applicable twelve (12) month period, calculated on a cash basis which reflects only the income actually received during the previous twelve (12) month period as of the date of such calculation, and any income anticipated to be received during the following twelve (12) month period based on leases in effect as of the date of calculation, for such time as those leases are contracted to remain in effect without expiration by their terms or optional termination by the tenant (unless the tenant has waived its termination rights in writing or the term of the lease has been extended in writing), including without limitation all amounts to be received from tenants as payment of operating expenses but not including refundable deposits, lease termination payments, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Mortgagor on loans to tenants and fees and reimbursements for work performed for tenants by Mortgagor, less:

         (ii) all amounts, calculated on a cash basis, for the operation or maintenance of the Property for the applicable twelve (12) month period, including ground rents, the cost of property management (which shall be no less than four percent (4%) of gross collections), maintenance, cleaning, security, landscaping, parking maintenance and utilities, and other costs and expenses approved in writing by Mortgagee and amounts reasonably estimated by Mortgagee for the payment of real estate taxes and assessments and other taxes related to the operation of the Property, insurance premiums, necessary repairs and future replacements of equipment; payments under the Note shall not be included in Net Operating Income.

                  (D) If in the reasonable judgment of Mortgagee the conditions of paragraph 1.04(C) cannot be satisfied, then at any time from and after the occurrence of the damage, upon written notice to Mortgagor, Mortgagee may declare the entire balance of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder or under this Mortgage, without any Prepayment Premium, to be immediately due and payable, and all insurance proceeds shall be applied by Mortgagee first to the reimbursement of any costs or expenses incurred by Mortgagee in connection with the damage or the determination to be made hereunder, and then to the payment of the indebtedness secured by this Mortgage in such order as Mortgagee may determine in its sole discretion.

                  (E) If an Event of Default exists at any time from the time of damage through the completion of restoration and the final release of any insurance proceeds to Mortgagor, the use of the insurance proceeds shall be governed by the remedies set forth in Article III below. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then the Insurance Proceeds shall be held by Mortgagee or in the

Escrow Fund, as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period.

         1.05.    Escrow Fund for Condemnation and Insurance Proceeds.

                  (A) In the circumstances indicated above in subsections 1.03(C) and 1.04(C), all Condemnation Proceeds and Insurance Proceeds shall be deposited in an interest bearing escrow fund ("Escrow Fund"). The escrow agent and the form of the escrow agreement shall be reasonably satisfactory to Mortgagee and Mortgagor. The costs and fees of such escrow agent shall be paid by Mortgagor. If the amount of the Proceeds is not sufficient to restore the Property based on an independent contractor's or engineer's opinion obtained by Mortgagee at Mortgagor's expense, subject to revision as restorations are made, Mortgagor shall be obligated to deposit in the Escrow Fund the difference between the contractor's or engineer's estimate and the amount of the Proceeds or deliver to the escrow agent an irrevocable, unconditional letter of credit issued in the amount of such difference in a form and by a financial institution acceptable to Mortgagee or other cash equivalent acceptable to Mortgagee. The Mortgagor's funds, if necessary, and the Proceeds shall be deposited into the Escrow Fund and shall not be released by the escrow agent unless used to restore the Property to its original condition and unless a disbursement agent satisfactory to Mortgagee and Mortgagor approves such disbursements from time to time. The escrow agreement shall provide that the escrow agent shall only disburse funds to Mortgagor so long as the restoration work is being diligently performed by Mortgagor and only after (1) Mortgagee has approved the plans and specifications for the restoration of the Property; (2) Mortgagor has executed a contract acceptable to Mortgagee with a general contractor acceptable to Mortgagee for the restoration of the Property; (3) the general contractor has submitted lien waivers and/or releases, executed by the general contractor and all subcontractors and suppliers which may be partial to the extent of partial payments and which, in the case of releases, may be contingent upon payment if the escrow agent makes payment directly to such contractor, subcontractor or supplier; (4) Mortgagor has furnished Mortgagee with an endorsement to its title policy showing no additional exceptions; and (5) Mortgagor has submitted such other documents and information as may be requested by Mortgagee to determine that the work to be paid for has been performed in accordance with the plans and specifications approved by Mortgagee. If any requisition for payment of work performed is for an amount which would result in the remaining balance of the Escrow Fund to be insufficient to complete the remainder of the restoration, Mortgagor shall advance the requisite amount in cash to the Escrow Fund immediately upon written request from the disbursement agent or Mortgagee.

                  (B) Any Condemnation Proceeds and any interest thereon remaining in the Escrow Fund after payment of the costs to complete the restoration of the Property pursuant to the approved plans and specifications and the costs of the escrow agent shall be paid first, to Mortgagor to the extent of any funds of Mortgagor's contributed to the restoration pursuant to paragraph 1.05, provided there is no Event of Default or an event which with notice, the passage of time, or both, could become an Event of Default, and thereafter at Mortgagee's option, any remaining Condemnation Proceeds may be applied to the partial payment or prepayment of the

Note without payment of any Prepayment Premium or may be returned to the Mortgagor. If an Event of Default exists, the use of the Condemnation Proceeds shall be governed by Article III below. If, however, an event exists which with notice, the passage of time, or both, could become an Event of Default, the remaining balance in the Escrow Fund shall be held by the escrow agent pending cure of the event prior to the expiration of any applicable cure or grace period.

                  (C) Any Insurance Proceeds and any interest thereon remaining in the Escrow Fund after payment of the costs to complete the restoration of the Property pursuant to the approved plans and specifications and the costs of the escrow agent, provided there is no Event of Default or an event which with notice, the passage of time, or both, could become an Event of Default, shall be paid first, to Mortgagor to the extent of any funds of Mortgagor's contributed to the restoration pursuant to paragraph 1.05, and thereafter, any remaining Insurance Proceeds shall be held in the escrow as additional collateral security for the Note, provided there is no Event of Default or an event which with notice, the passage of time, or both, could become an Event of Default. The entire amount remaining in such escrow shall be paid to Mortgagee upon maturity of the Note for application to the indebtedness secured by this Mortgage. If an Event of Default exists at any time from the time of completion of restoration and the final application of any Insurance Proceeds, the use of the Insurance Proceeds shall be governed by Article III below.

         1.06.    Taxes, Liens and other Items.

                  (A) Mortgagor shall pay any and all taxes, bonds, assessments, fees, liens, charges, fines, impositions and any accrued interest or penalty thereon, and any and all other items which are attributable to or affect the Property by making payment prior to delinquency directly to the payee thereof and promptly furnish copies of paid receipts for these to Mortgagee. Mortgagor shall promptly discharge or bond any lien or encumbrance on the Property whether said lien or encumbrance has or may attain priority over this Mortgage or not. This Mortgage shall be the sole encumbrance on the Property and, if with the consent of Mortgagee it is not the sole encumbrance, then it shall be prior to any and all other liens or encumbrances on the Property. Provided that the priority of this Mortgage is not in any way affected, Mortgagor may in good faith protest the payment of any tax or lien which it believes is unwarranted or excessive and may defer payment of such tax pending conclusion of such contest if legally permitted to do so and provided Mortgagee's security is not jeopardized in Mortgagee's sole opinion.

                  (B) As further security for the payment of the Note and the payment of real estate taxes, regular or special assessments and insurance premiums, Mortgagor shall be required to deposit one-twelfth (1/12) of the annual amounts of such items as estimated by Mortgagee, with each monthly payment on the Note, so that Mortgagee will hold a sufficient amount to pay all such charges not less than thirty (30) days prior to the date on which such items become due and payable. Mortgagee shall be furnished evidence to allow it to estimate such amounts, including paid receipts or annual insurance premium statements, assessment notices and tax receipts. All funds so deposited shall, until applied to the payment of the aforesaid items, as hereinafter provided, be held by Mortgagee without interest (except to the extent required under applicable law) and may be commingled with other funds of Mortgagee. All funds so deposited shall be applied to the payment of the aforesaid items only upon the satisfaction of the following conditions:
(1) no Event of Default or event, which with notice or the passage of time or both could become an Event of Default, shall have occurred; (2) Mortgagee shall have sufficient funds to pay the full amounts of such items (which funds may include amounts paid solely for such purpose by Mortgagor in addition to the escrowed funds); and (3) Mortgagor shall have furnished Mortgagee with prior written notification that such items are due and with the bills and invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before policies of insurance lapse, as the case may be, and shall have deposited any additional funds as Mortgagee may determine as necessary to pay such items.

                  (C) Mortgagee expressly disclaims any obligation to pay the aforesaid items unless and until Mortgagor complies with all of the provisions set forth in subsections 1.06(A) and (B). Mortgagor hereby pledges any and all monies now or hereafter deposited pursuant to subsection 1.06(B) as additional security for the Note and Related Agreements. If any Event of Default shall have occurred, or if the Note shall be accelerated as herein provided, all funds so deposited may, at Mortgagee's option, be applied as determined solely by Mortgagee or to cure said Event of Default or as provided in this section
1.06. In no event shall Mortgagor claim any credit against the principal and interest due hereunder for any payment or deposit for any of the aforesaid items.

         1.07.    Assignment of Leases, Contracts, Rents and Profits.

                  (A) Mortgagor hereby absolutely, presently and unconditionally grants, assigns, transfers, conveys and sets over to Mortgagee all of Mortgagor's right, title and interest in and to the following whether arising under the Leases, by statute, at law, in equity, or in any other way:

                           (1) All of the leases of the Property which are in effect on the date hereof, and entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, any ground leases or ground subleases and all other agreements affecting the same (the "Leases") and all guaranties thereunder;

                           (2) All of the rents, income, profits, revenue, judgments, condemnation awards, Insurance Proceeds, unearned insurance premiums and any other fees or sums payable to Mortgagor or any other person as landlord and other benefits and rights of the Property arising from the use, occupancy, operation or management of all or any portion thereof or from all the Leases, and any proceeds, deposits or security deposits relating thereto, including, without limitation, any award to Mortgagor made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court, and Mortgagor's right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, "Rents and Profits"); and

                           (3) All contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Property and the Collateral entered into by, or inuring to the benefit of, Mortgagor (the "Contracts").

                  (B) Notwithstanding the provisions of subsection 1.07(A), prior to the occurrence of any Event of Default hereunder, Mortgagee shall not exercise any of the rights or powers conferred upon Mortgagee by this section 1.07, and, subject to subsection 1.07(F), Mortgagor shall have a license to manage the Property; to collect, receive and use all Rents and Profits in accordance with the terms of the Leases; to let the Property and to take all actions which a reasonable and prudent landlord would take in enforcing the provisions of the Leases and Contracts; provided, however, that all amounts so collected shall be applied toward operating expenses, real estate taxes and insurance relating to the Property, capital repair items necessary to the operation of the Property, and the payment of sums due and owing under the Note, and this Mortgage prior to any other expenditure or distribution by Mortgagor. From and after the occurrence of an Event of Default (whether or not Mortgagee shall have exercised Mortgagee's option to declare the Note immediately due and payable), such license shall be automatically revoked without any action required by Mortgagee. Any amounts received by Mortgagor or its agents in the performance of any acts prohibited by the terms of this Mortgage, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this Mortgage and any amounts received by Mortgagor as rents, income, issues or profits from the Property from and after an Event of Default under this Mortgage, the Note, or any of the other Related Agreements, shall be held by Mortgagor as trustee for Mortgagee and all such amounts shall be accounted for to Mortgagee and shall not be commingled with other funds of the Mortgagor. Any person acquiring or receiving all or any portion of such trust funds shall acquire or receive the same in trust for Mortgagee as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

                  (C) Upon the occurrence of an Event of Default, the Mortgagee shall have the right but not the obligation to perform as landlord under the Leases and as a party under the Contracts. The assignment of Rents and Profits set forth herein constitutes an irrevocable direction and authorization of all tenants under the Leases to pay all Rents and Profits to Mortgagee upon demand and without further consent or other action by Mortgagor. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney, at the option of Mortgagee at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Mortgagor or in the name of Mortgagee, for all such Rents and Profits and apply the same to the indebtedness secured by this Mortgage.

                  (D) Neither the foregoing assignment of Rents and Profits, Leases and Contracts to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies under Article III shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise liable in any manner with respect to the Property, unless Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of the Property by such receiver, be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise liable in any manner with respect to the Property.

                  (E) In the event Mortgagee collects and receives any Rents and Profits under this section 1.07 pursuant to any Monetary or Performance Default as defined in section 2.01 hereof, such collection or receipt shall in no way constitute a curing of the Monetary or Performance Default.

                  (F) Mortgagor shall not, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld or delayed, (1) enter into, or consent to or permit the assignment or subletting of, any leases except that Mortgagee's prior written approval shall not be required with respect to Leases demising no more than 10,000 rentable square feet of the Property which provide for a term of ten (10) years or less and a rental rate, including rental concessions, at least equal to that charged for comparable properties within the Property's submarket area, have been negotiated at arm's length, and do not contain material modifications to the form of lease previously approved by Mortgagee; (2) modify, extend, cancel, consent to any surrender or in any way alter the terms of any Leases or take any action under or with respect to any such Leases which would materially decrease either the obligations of the tenant thereunder or the rights or remedies of the landlord or otherwise fail to perform the landlord's obligations under the Leases; (3) alter, modify, change or terminate the terms of any guaranties of the Leases;
(4) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases or in any other manner impair Mortgagee's rights and interest with respect to the Rents and Profits, (5) pledge, transfer, mortgage or otherwise encumber or assign the Leases, the Contracts or the Rents and Profits; or (6) collect rents more than thirty (30) days prior to their due date. Any lease submitted for Mortgagee's consent shall, at Mortgagee's option, be accompanied by a Subordination, Nondisturbance and Attornment Agreement in Mortgagee's then current form.

                  (G) Mortgagor shall promptly give notice to Mortgagee of any default under any of the Leases meeting the criteria of a lease for which Mortgagee's consent would have been required pursuant to paragraph 1.07(F) regardless of whether such leases were executed before or after the date of this Mortgage, together with a complete copy of any notices delivered to or by the tenant as a result of such default. Mortgagee shall have the right, but not the obligation, to cure any default of Mortgagor under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be indebtedness secured hereby.

                  (H) Mortgagee shall have the right to approve any lease forms used by Mortgagor for lease of space in the Property.

                  (I) Mortgagor hereby represents, warrants and agrees that:

                           (1) Mortgagor has the right, power and capacity to make this assignment and that no person, firm or corporation or other entity other than Mortgagor has or will have any right, title or interest in or to the Leases or the Rents and Profits.

                           (2) Mortgagor shall, at its sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases. Mortgagor shall enforce the performance of each obligation of the tenants under the Leases and will appear in and prosecute or defend any action connected with the Leases or the obligations of the tenants thereunder.

                  (J) Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment. Mortgagor shall and does hereby agree to indemnify Mortgagee for and to defend and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under the Leases or under or by reason of this assignment, and from any and all claims whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on Mortgagee's part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Mortgagee incur any liability, loss or damage under the Leases or under or by reason of this assignment, or in the defense of any of such claims or demands, the amount thereof, including costs, expenses and attorneys' fees, shall be secured by this Mortgage; and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, and upon failure of Mortgagor to do so, Mortgagee may declare all sums so secured to be immediately due and payable.

                  (K) Mortgagee may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

                  (L) Nothing herein contained and no act done or omitted by Mortgagee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Mortgagee of its other rights and remedies under the Note and this Mortgage, and this assignment is made and accepted without prejudice to any of the other rights and remedies possessed by Mortgagee under the terms thereof. The right of Mortgagee to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it hereunder. It is the intent of both Mortgagor and Mortgagee that this assignment be supplementary to, and not in substitution or derogation of, any other provision contained in this Mortgage giving Mortgagee any interest in or rights with respect to the Leases or Rents and Profits.

                  (M) Neither this assignment nor pursuit of any remedy hereunder by Mortgagee shall cause or constitute a merger of the interests of the tenant and the Mortgagor under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

                  (N) Mortgagor agrees, from time to time, to execute and deliver, upon demand, all assignments and any and all other writings as Mortgagee may reasonably deem necessary or desirable to carry out the purpose and intent hereof, or to enable Mortgagee to enforce any right or rights hereunder.

         1.08. Acceleration Upon Sale or Encumbrance. If (A) the Property or any part thereof, or any interest in the Property or in Mortgagor is sold or conveyed; (B) title to the Property or any interest therein is divested; (C) the Property or any ownership interest in the Mortgagor is further encumbered; (D) any lease giving the tenant any option to purchase the Property or any part thereof is entered into; or (E) the ownership of shares of the Mortgagor or any corporate partner of Mortgagor or the general partnership interests in any partnership which is a general partner of the Mortgagor is encumbered, transferred or changed, without the prior written consent of Mortgagee, then Mortgagee shall have the right, at its option, to declare the indebtedness secured by this Mortgage, irrespective of the maturity date specified in the Note, immediately due and payable. Except as expressly consented to in writing by Mortgagee, Mortgagor shall not permit any additional encumbrances on the Property.

         1.09. Preservation and Maintenance of Property. Mortgagor shall hire competent and responsive property managers who shall be reasonably acceptable to Mortgagee. Mortgagor or its property manager, if applicable shall keep the Property and every part thereof in good condition and repair, in accordance with sound property management practices and shall promptly and faithfully comply with and obey all laws, ordinances, rules, regulations, requirements and orders of every duly constituted governmental authority or agent having jurisdiction with respect to the Property. Mortgagor shall not permit or commit any waste, impairment, or deterioration of the Property, nor commit, suffer or permit any act upon or use of the Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted, or in violation of any covenants, conditions or restrictions affecting the Property or bring or keep any article in the Property or cause or permit any condition to exist thereon which would be prohibited by or invalidate the insurance coverage required to be maintained hereunder. Mortgagor shall not make any material structural changes or alterations to the Property nor remove or demolish the Improvements or any portion thereof without the prior written consent of Mortgagee. Mortgagor shall promptly restore any portion of the Property which may be damaged or destroyed. Mortgagor shall promptly bond or discharge any mechanics' liens against the Property.

         Unless required by applicable law or unless Mortgagee has otherwise first agreed in writing. Mortgagor shall not make or allow any changes which will adversely affect the value of the Property to be made in the nature of the occupancy or use of the Property or any part thereof for which the Property or such part was intended at the time this Mortgage was delivered. Mortgagor shall not initiate or acquiesce in any change which will adversely affect the value of the Property in any zoning or other land use classification now or hereafter in effect and affecting the Property or any part thereof without in each case obtaining Mortgagee's prior written consent thereto.

         1.10. Offset Certificates. Mortgagor, within three (3) days upon request in person or within ten (10) days upon request by mail, shall furnish a written statement duly acknowledged and notarized, of all amounts due on any indebtedness secured hereby or secured by any of the Related Agreements, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured hereby and covering such other matters with respect to any such indebtedness as Mortgagee may reasonably require.

         1.11.    Intentionally Deleted.

         1.12. Protection of Security; Costs and Expenses. Mortgagor and its property manager, if applicable, shall appear in and defend any action or proceeding purporting to affect the security of this Mortgage or any additional or other security for the obligations secured hereby, or the rights or powers of the Mortgagee, and shall pay all costs and expenses actually incurred, including, without limitation, cost of evidence of title and actual attorneys' fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder or under any other security for the obligations secured hereby. If Mortgagor fails to perform any of the covenants or agreements contained in this Mortgage, or if any action or proceeding is commenced which affects Mortgagee's interest in the Property or any part thereof, including, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Mortgagee may, but without obligation to do so and without notice to or demand upon Mortgagor, perform such covenant or agreement and compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto. Mortgagor shall further pay all expenses of Mortgagee actually incurred (including reasonable and actual fees and disbursements of counsel) incident to the protection or enforcement of the rights of Mortgagee hereunder, and enforcement or collection of payment of the Note or any Future Advance whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagor, or otherwise. Any amounts disbursed by Mortgagee pursuant to this section or section 1.11 shall be additional indebtedness of Mortgagor secured by this Mortgage and each of the Related Agreements as of the date of disbursement and shall bear interest at the Default Rate set forth in the Note, from demand until paid. All such amounts shall be payable by Mortgagor immediately upon demand. Nothing contained in this section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

         1.13.    Mortgagor's Covenants Respecting Collateral.

                  (A) Mortgagor shall execute and deliver financing and continuation statements covering the Collateral from time to time and in such form as Mortgagee may require to perfect and continue the perfection of Mortgagee's security interest with respect to such property, and Mortgagor shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may require.

                  (B) Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto.

                  (C) Without the prior written consent of Mortgagee or except in the ordinary course of business, Mortgagor shall not sell, transfer or encumber any of the Collateral, or remove any of the Collateral from the Property unless Mortgagor shall promptly substitute and replace the property removed with similar property of at least equivalent value on which Mortgagee shall have a continuing security interest ranking at least equal in priority to Mortgagee's security interest in the property removed.

                  (D) Mortgagor shall (1) upon reasonable notice (unless an emergency or Event of Default exists) permit Mortgagee and its representatives to enter upon the Property to inspect the Collateral and Mortgagor's books and records relating to the Collateral and make extracts therefrom and to arrange for verification of the amount of Collateral, under procedures acceptable to Mortgagee, directly with Mortgagor's debtors or otherwise at Mortgagor's expense; (2) promptly notify Mortgagee of any attachment or other legal process levied against any of the Collateral and any information received by Mortgagor relative to the Collateral, Mortgagor's debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Mortgagee in respect thereto; (3) reimburse Mortgagee upon demand for any and all costs actually incurred, including, without limitation, reasonable and actual attorneys' and accountants' fees, and other expenses incurred in collecting any sums payable by Mortgagor under any obligation secured hereby, or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (4) notify Mortgagee of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including, without limitation, each office of Mortgagor at which records relating to the Collateral are kept;
(5) provide, maintain and deliver to Mortgagee originals or certified copies of the policies of insurance and certificates of insurance insuring the Collateral against loss or damage by such risks and in such amounts, form and by such companies as Mortgagee may require and with loss payable to Mortgagee, and in the event Mortgagee takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Mortgagee become the sole property of Mortgagee; and (6) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof.

                  (E) Until Mortgagee exercises its right to collect proceeds of the Collateral pursuant hereto, Mortgagor will collect with diligence any and all proceeds of the Collateral. If an Event of Default exists, any proceeds received by Mortgagor shall be held in trust for Mortgagee, and Mortgagor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Mortgagee and shall deliver to Mortgagee such collections at such time as Mortgagee may request in the identical form received, properly endorsed or assigned when required to enable Mortgagee to complete collection thereof.

                  (F) Mortgagee shall have all of the rights and remedies granted to a secured party under the Uniform Commercial Code of the state in which the Collateral is located, as well as all other rights and remedies available at law or in equity. During the continuance of any Event of Default hereunder or under the Note, Mortgagee shall have the right to take possession of all or any part of the Collateral, to receive directly or through its agent(s) collections of proceeds of the Collateral (including notification of the persons obligated to make payments to Mortgagor in respect of the Collateral), to release persons liable on the Collateral and compromise disputes in connection therewith, to exercise all rights, powers and remedies which Mortgagor would have, but for the security agreement contained herein, to all of the Collateral and proceeds thereof, and to do all other acts and things and execute all documents in the name of Mortgagor or otherwise, deemed by Mortgagee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and

                  (G) After any Event of Default hereunder or under the Note, Mortgagor shall, at the request of Mortgagee, assemble and deliver the Collateral and books and records pertaining to the Property at a place designated by Mortgagee, and Mortgagee may, with reasonable notice to Mortgagor (unless an emergency or Event of Default exists), enter onto the Property and take possession of the Collateral. It is agreed that public or private sales, for cash or on credit to a wholesaler or retailer or investor, or user of collateral of the types subject to the security agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. The proceeds of any sale of the Collateral shall be applied first to the expenses of Mortgagee actually incurred in retaking, holding, preparing for sale, or selling the Collateral or similar matters, including reasonable and actual attorneys' fees, and then, as Mortgagee shall solely determine.

         1.14.    Covenants Regarding Financial Statements.

                  (A) Mortgagor shall keep true books of record and account in which full, true and correct entries in accordance with sound accounting practice and principles applied on a

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

consistent basis from year to year shall be made of all dealings or transactions with respect to the Property.

                  (B)      (1)      Mortgagor shall deliver to Mortgagee:

                                    (A)      Within sixty (60) days after the
         last day of each fiscal year of the Mortgagor during the term of the Note, unaudited annual financial reports prepared on an accrual basis, including balance sheets, income statements and cash flow statements covering the operation of the Property, the financial condition of Mortgagor, Mortgagor's general partners(s), shareholder(s), member(s) and such principals of the Mortgagor as Mortgagee may from time to time designate, for the previous fiscal year, all certified to Mortgagee to be complete, correct and accurate by the individual, managing general partner, manager or chief financial officer of the party whom the report concerns; and

                                    (B)      If available, within thirty (30)
         days after receipt by Mortgagor, original annual audit reports of an independent certified public accountant prepared in accordance with generally accepted accounting principles containing an unqualified opinion, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of the Mortgagor, Mortgagor's general partner(s), shareholder(s), member(s) and such principals of the Mortgagor as Mortgagee may from time to time designate, for the previous fiscal year;

                           (2)      At the request of Mortgagee from time to
time (but no more often than once in each fiscal quarter of the Mortgagor during the term of the Note), Mortgagor shall also deliver to Mortgagee unaudited financial reports prepared on an accrual basis, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of the Mortgagor, [Mortgagor's general partner(s), shareholder(s), member(s)] and such principals of the Mortgagor as Mortgagee may from time to time request, for the previous fiscal quarter, a portfolio analysis report covering the operation of all properties of which Mortgagor or any of Mortgagor's general partners, shareholder(s), member(s) or principals designated by Mortgagee is the owner or a general partner of the owner, setting out a cash flow statement (including debt service payments) for each such property, and a current rent roll of the Property, all certified to Mortgagee to be complete, correct and accurate by the individual, managing [general partner] [member] or chief financial officer of the party whom the report concerns.

                           (3)      All reports shall include, without
limitation, balance sheets and statements of income and of partner's equity, if applicable, setting forth in each case in comparative form the figures for the previous fiscal quarter or year, as the case may be. The interim quarterly reports shall also include a breakdown of all categories of revenues and expenses, and any supporting schedules and data requested by Mortgagee. Each set of annual or quarterly financial reports or quarterly rent rolls delivered to Mortgagee pursuant to this section 1.14 shall also be accompanied by a certificate of the chief financial officer or the managing [general partner] [member] of Mortgagor, stating whether any condition or event exists or has existed during the period covered by the annual or quarterly reports which then constituted or now constitutes an Event of Default under the Note or this Mortgage, and if any such condition or event then existed or now exists, specifying its nature and period of existence and what Mortgagor did or proposes to do with respect to such condition or event.

                  (C) In the event such statements are not in a form reasonably acceptable to Mortgagee or Mortgagor fails to furnish such statements and reports, then Mortgagee shall have the immediate and absolute right to audit the respective books and records of the Property and Mortgagor at the expense of Mortgagor.

         1.15. Environmental Covenants. Mortgagor covenants: (A) that no Hazardous Materials (as defined below) shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Property; (B) that no activity shall be undertaken on the Property which would cause (1) the Property to become a hazardous waste treatment, storage or disposal facility under any Hazardous Material Law (as defined below), (2) a release or threatened release of Hazardous Material from the Property in violation of any Hazardous Material Law, or (3) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law and for which no such permit has been issued; (C) that no activity shall be undertaken or permitted to be undertaken, by the Mortgagor on the Property which would result in a violation under any Hazardous Material Law, and (D) to obtain and deliver to Mortgagee, within a reasonable time following completion of actions required by an appropriate governmental agency, certifications of engineers or other professionals reasonably acceptable to Mortgagee, in form and substance satisfactory to Mortgagee, certifying that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of Hazardous Materials on or about the Property to the levels required by the appropriate governmental agencies have been taken and, to the knowledge of such professional, the Property is then in compliance with applicable Hazardous Material Laws as then in effect and applicable to such actions. For purposes of this Mortgage, "Hazardous Materials" means and includes asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste under any Hazardous Material Law, or any material which shall be removed from the Property pursuant to any administrative order or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use. "Hazardous Material Laws" collectively means and includes any present and future local, state, federal or international law or treaty relating to public health, safety or the environment including without limitation, the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. Section 6901 et seq., the

Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, as amended 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Uranium Mill Tailings Radiation Control Act, 42 U.S.C. Section 7901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 655 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq., the Noise Control Act, 42 U.S.C. Section 4901 et seq., and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq., and the amendments, regulations, orders, decrees, permits, licenses or deed restrictions now or hereafter promulgated thereunder.

         1.16     Covenants Relating to Subordinate Liens.

                  (A) Mortgagor shall have no right to permit the holder of any subordinate mortgage or other subordinate lien, whether or not consented to by Mortgagee, to terminate any lease of all or a portion of the Property whether or not such lease is subordinate (whether by law or the terms of such lease or a separate agreement) to the lien of this Mortgage without first obtaining the prior written consent of Mortgagee. The holder of any subordinate mortgage or other subordinate lien shall have no such right, whether by foreclosure of its mortgage or lien or otherwise, to terminate any such lease, whether or not permitted to do so by Mortgagor or as a matter of law, and any such attempt to terminate any such lease shall be ineffective and void without first obtaining the prior written consent of Mortgagee.

                  (B) No mortgage, lien or other encumbrance of any type, whether voluntary or involuntary, shall be permitted to be filed or entered against the Property without the prior written consent of Mortgagee. If any such mortgage, lien or other encumbrance is filed or entered, Mortgagor shall have it removed of record within fifteen (15) days after it is filed or entered by either paying it, having it bonded in a manner which removes it of record or otherwise having it removed of record. By placing a mortgage, lien or other encumbrance of any type, whether voluntary or involuntary, against the Property the holder thereof shall be deemed to have agreed, without any further act or documentation being required, that its mortgage, lien, or other encumbrance shall be subordinated in lien to any future amendments, consolidations or extensions to this Mortgage (including, without limitation, amendments which increase the interest rate on the Note, provide for Future Advances secured by this Mortgage or provide for the release of portions of the Property with or without consideration).

                  (C) The holder of any subordinate mortgage, lien or other encumbrance, whether or not consented to by Mortgagee, expressly agrees by acceptance of such subordinate mortgage, lien or other encumbrance that it waives and relinquishes any rights which it may have, whether under a legal theory of marshalling of assets or any other theory at law or in equity, to restrain Mortgagee from, or recover damages from Mortgagee as a result of, Mortgagee's exercising its various remedies hereunder and under any other documents or instruments evidencing or securing the indebtedness secured hereby, in such order and with such timing as Mortgagee shall deem appropriate in its sole and absolute discretion.

                  (D) The holder of any subordinate mortgage, lien or other encumbrance, whether or not consented to by Mortgagee, expressly agrees by acceptance of such subordinate mortgage, lien or other encumbrance that Mortgagee may, at any time or from time to time, renew, extend or increase the amount of this Mortgage, or alter or modify the terms of this Mortgage or the
Note in any way, or waive any of the terms, covenants or conditions hereof or of the Note in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the indebtedness secured hereby as the Mortgagee may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority or the lien hereof on all or any part of the Mortgaged Property.

         1.17     Covenants Regarding Ground Lease.

                  (A) Any default under the Ground Lease shall be an Event of Default under this Mortgage. The occurrence of any event which, with the giving of notice or the lapse of time, would constitute a default or breach of condition under the Ground Lease or which would entitle the landlord under the Ground Lease to deprive Mortgagor of the estate or interest vested in Mortgagor by the Ground Lease shall, for the purposes of this Mortgage, be treated as a default under the Ground Lease.

                  (B) Mortgagor shall pay or cause to be paid, not later than the date upon which the same become due and payable by Mortgagor pursuant to the provisions of the Ground Lease (1) all base rent, additional rent, rent increases and adjustments to rent and other payments required to be paid by the lessee under the Ground Lease and (2) all real estate taxes, assessments, water and sewer rates and charges, and all other governmental levies and charges of every kind whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which shall be assessed, levied, confirmed, imposed, or become a lien upon or against the Property, or which shall become payable with respect thereto (collectively the "Impositions"), provided that nothing contained herein shall imit the right of Mortgagee to require that deposits be made into an escrow for real estate taxes, regular or special assessments, and insurance premiums pursuant to paragraph 1.04 of this Mortgage. Within ten days after demand by Mortgagee, Mortgagor shall deliver to Mortgagee a copy of the official receipt evidencing such payment or other proof of payment of such rent and Impositions satisfactory to Mortgagee, and failure of Mortgagor to deliver to Mortgagee the receipts or to submit other proof satisfactory to Mortgagee shall constitute a default under this Mortgage. Mortgagee will accept as proof of payment of rent payable under the Ground Lease a certification executed by an officer or general partner of Mortgagor to the effect that such rent has been paid. To the extent that the Ground Lease or this Mortgage shall grant to Mortgagor the privilege to postpone or defer the payment of any Impositions, the failure of Mortgagor to pay the same shall not constitute a default under this Mortgage so long as Mortgagor shall faithfully comply with all of the terms, covenants and conditions under the Ground Lease and this Mortgage with respect to the exercise of such privilege.

                  (C) Mortgagor shall promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Mortgagor under the Ground Lease within the stated opportunity to cure periods provided in the Ground Lease or such lesser opportunity to cure periods as are provided in the default provisions of this Mortgage, and shall do all things necessary to preserve and to keep unimpaired Mortgagor's rights under the Ground Lease.

                  (D) If Mortgagor shall fail to pay any base rent or additional rent or adjusted rent required under the Ground Lease or any Impositions, or to make any other payment required to be paid by Mortgagor under the Ground Lease at the time and in the manner provided in the Ground Lease, or if Mortgagor shall fail to perform or observe any other term, covenant or condition required to be performed or observed by Mortgagor under the Ground Lease, then, without limiting the generality of any other provision of this Mortgage and without releasing Mortgagor from any of its obligations under this Mortgage, Mortgagee shall have the right, but not the obligation, to pay base rent or additional rent and/or any Impositions, or other payment, and may take such action as may be appropriate to cause such other term, covenant or condition to be promptly performed or observed on behalf of Mortgagor, to the end that Mortgagor's rights, under the Ground Lease shall be kept unimpaired from default, and Mortgagor shall permit Mortgagee to enter upon the Property with or without notice and to do anything which Mortgagee shall deem necessary or prudent for such purpose.

                           If Mortgagee shall make any payment or take action in
accordance with the preceding paragraph, Mortgagee, within thirty (30) days thereafter, shall give to Mortgagor written notice of the making of any such payment or the taking of any such action. All moneys expended by Mortgagee in connection therewith including, but not limited to, legal expenses, together with interest thereon at the Contract Rate (as defined in the Note) plus 5% per annum compounded monthly from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee upon demand by Mortgagee, and shall be secured by this Mortgage. Mortgagee shall have, in addition to any other right or remedy of Mortgagee, the same rights and remedies in the event of nonpayment of any such sums by Mortgagor as in the case of a default by Mortgagor in the payment of the Note. If, pursuant to the Ground Lease, the lessor thereunder shall deliver to Mortgagee a duplicate copy of any notice given by lessor to Mortgagor, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, in good faith, in reliance thereon.

                  (E) Mortgagor shall (1) promptly notify Mortgagee in writing of any default by Mortgagor under the Ground Lease or of the receipt by Mortgagor of any notice (other than notices customarily sent on a regular periodic basis) from the lessor under the Ground Lease, including without limitation any notice claiming any default by Mortgagor in the performance or observance of any of the terms, covenants, or conditions to be performed or observed by

Mortgagor under the Ground Lease; (2) promptly notify Mortgagee in writing of the receipt by Mortgagor of any notice from the lessor under the Ground Lease of termination of the Ground Lease pursuant to the provisions of the Ground Lease; and (3) promptly cause a copy of each such notice received by Mortgagor to be delivered to Mortgagee.

                  (F) If the Ground Lease provides for arbitration, Mortgagor shall promptly notify Mortgagee in writing of any request made by either party to the Ground Lease for arbitration proceedings pursuant to the Ground Lease and of the institution of any arbitration proceedings, as well as of all proceedings thereunder, and shall promptly deliver to Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding. Mortgagee shall have the right to participate in such arbitration proceedings in association with Mortgagor or on its own behalf as an interested party.

                  (G) Mortgagor shall not, without the prior written consent of Mortgagee, consent to any agreement which releases the Mortgagor from any of its obligations under the Ground Lease, exercise any option to purchase the Property contained in the Ground Lease, or consent to or permit any waiver, modification or cancellation of any provision of the Ground Lease, the surrender or termination of the Ground Lease, or the subordination of the Ground Lease to any mortgage of the fee interest of the lessor of the Property. The entire interest of Mortgagor as tenant under the Ground Lease has been mortgaged and assigned to Mortgagee, so that no such modification, amendment, release, cancellation, surrender, termination or subordination shall be of any force or effect whatsoever unless Mortgagee shall have given its prior written consent thereto.

                  (H) If at any time Mortgagor, or any party claiming by, through or under Mortgagor, and/or any trustee in bankruptcy, shall have the right to assume or reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Reform Act of 1978 or any successor statute, then Mortgagee shall have (and is hereby granted) the exclusive right to exercise such right to assume or reject. In the event that the foregoing grant is held to be unenforceable by a court of competent jurisdiction, then and in such case Mortgagor hereby covenants and agrees that Mortgagor, any party claiming by, through or under Mortgagor, and/or any trustee in bankruptcy shall not exercise any rights to assume or reject the Ground Lease without having first obtained the prior written consent of Mortgagee.

                  (I) Mortgagor, irrevocably, hereby designates, makes, constitutes and appoints Mortgagee (and all persons designated by Mortgagee) as Mortgagor's true and lawful attorney and agent-in-fact, with power upon the occurrence of an Event of Default under this Mortgage or default under the Ground Lease, without notice to Mortgagor and at such time or times thereafter as Mortgagee, at its sole election, may determine, in the name of Mortgagor, Mortgagee or in both names: (i) to exercise all of the Mortgagor's rights, interests and remedies in and under the Ground Lease; (ii) to acquire the land and other property subject to the Ground Lease in the manner provided for in the Ground Lease; (iii) to initiate such legal proceedings and to settle, adjust or compromise any legal proceedings deemed necessary by Mortgagee in its sole discretion in order to enforce the provisions of the Ground Lease or prevent the termination thereof; (iv) to commence or institute arbitration proceedings, or to participate in any arbitration proceedings commenced or instituted, pursuant to the Ground Lease, if any; (v) to approve all arbitration determinations, awards or findings made pursuant to the provisions of the Ground Lease, if any;
(vi) to do any and all things necessary, in Mortgagee's sole opinion, to preserve and keep unimpaired Mortgagee's rights under this Mortgage and/or the Ground Lease; and (vii) to do all acts and things necessary, in Mortgagee's sole discretion, to carry out any or all of the foregoing.

                  (J) Mortgagor shall execute and deliver, on request of Mortgagee, such instruments as Mortgagee may deem useful or required to permit Mortgagee to cure any default under the Ground Lease or to permit Mortgagee to take such other action as Mortgagee considers desirable to cure or remedy the matter in default and preserve the interest of Mortgagee in the Property.

                  (K) If the Ground Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor, and if Mortgagee shall acquire from the lessor under the Ground Lease a new ground lease, Mortgagor shall have no right, title, or interest in or to such new ground lease or the leasehold estate created thereby.

                  (L) Mortgagor shall not sell, transfer or assign the Ground Lease or any portion of Mortgagor's interest therein without the prior written consent of Mortgagee and the Ground Lessor first had and obtained.

                  (M) In case of a sale in foreclosure, any such sale may be made subject to the requirement that the purchaser shall assume the performance of all of the terms, covenants, and conditions of the Ground Lease by instrument in writing to be delivered to the lessor under the Ground Lease. Any such sale shall also be made subject to all of the provisions of the Ground Lease and to any curable default or defaults then existing thereunder.

                  (N) The generality of the provisions of sections in this Mortgage relating to the Ground Lease shall not be limited by other provisions of this Mortgage setting forth particular obligations of Mortgagor which are also required of the Mortgagor as the lessee under the Ground Lease.

                  (O) The improvements on the Property shall not be demolished without the prior written consent of Mortgagee. Mortgagor further covenants that it will not make, authorize, or permit to be made any material alterations to the buildings without the prior written approval of the Ground Lessor, if required under the Ground Lease, and that all such permitted material alterations, if any, shall be performed by Mortgagor in the manner set forth in the Ground Lease, and subject to the further condition that no structural alteration shall be undertaken without the prior written consent of Mortgagee consistent with the terms of this Mortgage; and any bond, for the completion or payment of any such material alteration, furnished to or for the benefit of the lessor under the Ground Lease shall also name Mortgagee as a party for whose benefit such bond is issued, or a similar bond shall be furnished to and for the benefit of Mortgagee.

                  (P) In the event that Mortgagor acquires the fee interest in the Property subject to the Ground Lease, whether by exercise of any purchase option contained in the Ground Lease or otherwise, so long as any of Mortgagor's obligations to Mortgagee remain unpaid, the fee title to and the leasehold estate in the Property, or any portion thereof, shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates either in the landlord or the tenant under the Ground Lease or in a third party, by purchase or otherwise. Mortgagor shall not agree to any merger of the leasehold and fee without the prior written consent of Mortgagee. The lien of this Mortgage, securing payment of the Note and performance of the obligations under this Mortgage, shall not merge, and shall always remain a separate and distinct mortgage lien, notwithstanding the fact that such mortgage lien may from time to time be held by the same party that holds the tenant's interest in the Ground Lease or by any entity controlled by, controlling or under common control with such party; provided, however, that the holder of this Mortgage may at any time, by a suitable instrument, duly executed by Mortgagee and filed of public record, elect to effect a merger of such liens upon the Mortgaged Property. If at any time Mortgagee shall acquire all or any part of the fee estate, such acquisition shall not cause a merger with Mortgagee's interest as holder of this Mortgage; provided, however, that Mortgagee may at any time, by suitable instrument duly executed by Mortgagee and filed of public record, elect to effect a merger of such interests in the Mortgaged Property.

                  (Q) Mortgagor shall not exercise any election available to Mortgagor under the Ground Lease with respect to the application of proceeds of insurance and condemnation without first having obtained the prior written consent thereof by Mortgagee.

                  (R) If this Mortgage is still of public record on the date which is thirty (30) days prior to the last date on which the tenant under the Ground Lease has a right to extend the term of the Ground Lease and Mortgagor has not given Mortgagee written evidence of Mortgagor's proper exercise of such extension option, Mortgagee may (but shall not be obligated to) at any time thereafter exercise such extension option on behalf of Mortgagor, and Mortgagor hereby grants Mortgagee a power of attorney to exercise such extension option, which power of attorney is irrevocable and coupled with an interest.

                  (S) Nothing contained in this Section 1.17 is intended to limit or impair any rights which may be granted to Mortgagee under the terms of the Ground Lease.

                                   ARTICLE II
                                EVENTS OF DEFAULT

         Each of the following shall constitute an event of default ("Event of Default") hereunder:

         2.01.    Monetary and Performance Defaults.

                  (A) Failure to make any payment due under the Note or any note evidencing a Future Advance, other than the final payment and Prepayment Premium, or to make any payment due under this Mortgage to Mortgagee or any other party, including without limitation, payment of escrow deposits, real estate taxes, insurance premiums and ground rents, if any, on or before the fifth day of the month in which such payment is due; or

                  (B) Failure to make the final payment or the Prepayment Premium due under the Note or any note evidencing a Future Advance when such payment is due whether at maturity, by reason of acceleration, as part of a prepayment or otherwise (the defaults in (A) and (B) hereinafter "Monetary Default"); or

                  (C) Breach or default in the performance of any of the covenants or agreements of Mortgagor contained herein or in any Related Agreement ("Performance Default"), if such Performance Default shall continue for fifteen (15) days or more after written notice to Mortgagor from Mortgagee specifying the nature of the Performance Default; provided, however, that if such Performance Default is of a nature that it cannot be cured within the fifteen (15) day period, then Mortgagor shall not be in default if it commences good faith efforts to cure the Performance Default within the fifteen (15) day period, demonstrates continuous diligent efforts to cure the Performance Default in a manner satisfactory to Mortgagee and, within a reasonable period, not to exceed one hundred eighty (180) days after the date of the original written notice of the Performance Default, completes the cure of such Performance Default.

         2.02.    Bankruptcy, Insolvency, Dissolution.

                  (A) Any court of competent jurisdiction shall sign an order (1) adjudicating Mortgagor, or any person, partnership or corporation holding an ownership interest in Mortgagor or in any partnership comprising Mortgagor, or any guarantor (which term when used in this Mortgage shall mean guarantor of payment of the indebtedness) bankrupt or insolvent, (2) appointing a receiver, trustee or liquidator of the Property or of a substantial part of the property of Mortgagor, or any person, partnership or corporation holding an ownership interest in Mortgagor, or in any partnership comprising Mortgagor, or any guarantor, or (3) approving a petition for, or effecting an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Mortgagee or of other creditors of Mortgagor, or any person, partnership or corporation holding an ownership interest in Mortgagor, or in any partnership comprising Mortgagor, or any guarantor; or

                  (B) Mortgagor, any partnership or corporation holding an ownership interest in Mortgagor or in any partnership comprising Mortgagor, shall (1) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property, (2) as debtor, file a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it and any proceeding under such law, (3) admit in writing an inability to pay its debts as they mature, or (4) make a general assignment for the benefit of creditors; or

                  (C) An involuntary petition in bankruptcy is filed against Mortgagor, or any person, partnership or corporation holding an ownership interest in Mortgagor or in any partnership comprising Mortgagor and the same is not vacated or stayed within thirty (30) days of the filing date.

         2.03. Misrepresentation. Mortgagor makes or furnishes a representation, warranty, statement, certificate, schedule and/or report to Mortgagee in or pursuant to this Mortgage or any of the Related Agreements which is false or misleading in any material respect as of the date made or furnished.

         2.04. Default under Subordinate Loans. If Mortgagee in its sole discretion consents to a subordinate mortgage on the Property, then an occurrence of a default under any loan subordinate to this Mortgage which is not an independent default under this Mortgage which results in the commencement of foreclosure proceedings against the Property or the taking of any other remedial action under such subordinate loan.

         2.05 Default under the Ground Lease. The occurrence of a default under the Ground Lease.

                                   ARTICLE III
                                    REMEDIES

         Upon the occurrence of any Event of Default, Mortgagee shall have the following rights and remedies:

         3.01. Acceleration. Notwithstanding the stated maturity date in the Note, or any note evidencing any Future Advance, Mortgagee may without notice or demand, declare the entire principal amount of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder, including but not limited to the Prepayment Premium described in the Note, to be due and payable immediately.

         3.02. Entry. Irrespective of whether Mortgagee exercises the option provided in section 3.01 above, Mortgagee in person or by agent or by court-appointed receiver (and

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

Mortgagee shall have the right to the immediate appointment of such a receiver without regard to the adequacy of the security and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor) may, at its option, without any action on its part being required, without in any way waiving such Event of Default, with or without the appointment of a receiver, or an application therefor:

                  (A) take possession of the Property and conduct tests of, manage or hire a manager to manage, lease and operate the Property or any part thereof, on such terms and for such period of time as Mortgagee may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Mortgagee;

                  (B) with or without taking possession of the Property, collect and receive all Rents and Profits, notify tenants under the Leases or any other parties in possession of the Property to pay Rents and Profits directly to Mortgagee, its agent or a court-appointed receiver and apply such Rents and Profits to the payment of:

                           (1)      all costs and expenses incident to taking
and retaining possession of the Property, management and operation of the Property, keeping the Property properly insured and all alterations, renovations, repairs and replacements to the Property;

                           (2)      all taxes, charges, claims, assessments, and
any other liens which may be prior in lien or payment to this Mortgage or the Note, and premiums for insurance, with interest on all such items; and

                           (3)      the indebtedness secured hereby together
with all costs and attorneys' fees, in such order or priority as to any of such items as Mortgagee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding;

                  (C) exclude Mortgagor, its agents and servants, wholly from the Property;

                  (D) have joint access with Mortgagor to the books, papers and accounts of Mortgagor relating to the Property, at the expense of Mortgagor;

                  (E) commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Mortgagee hereunder, whether brought by or against Mortgagor or Mortgagee; and

                  (F) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Mortgagee may affect or appear to affect the interest of Mortgagee or the rights, powers and/or duties of Mortgagee hereunder.

The receipt by Mortgagee of any Rents and Profits pursuant to this Mortgage after the institution of foreclosure or other proceedings under the Mortgage shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto. After deducting the expenses and amounts set forth above in this section 3.02, as well as just and reasonable compensation for all Mortgagee's employees and other agents (including, without limitation, reasonable and actual attorneys' fees and management and rental commissions) engaged and employed, the moneys remaining, at the option of Mortgagee, may be applied to the indebtedness secured hereby. Whenever all amounts due on the Note and under this Mortgage shall have been paid and all Events of Default have been cured and any such cure has been accepted by Mortgagee, Mortgagee shall surrender possession to Mortgagor. The same right of entry, however, shall exist if any subsequent Event of Default shall occur; provided, however, Mortgagee shall not be under any obligation to make any of the payments or do any of the acts referred to in this section 3.02.

                  THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE MORTGAGOR. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MORTGAGOR, THE MORTGAGOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF SEPARATE COUNSEL OF THE MORTGAGOR, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MORTGAGOR HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

                  FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PROPERTY IN THE EVENT OF ANY DEFAULT HEREUNDER OR UNDER THE NOTE, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO ENTER IN ANY COMPETENT COURT AN ACTION IN EJECTMENT FOR POSSESSION OF THE PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, IN FAVOR OF MORTGAGEE, FOR RECOVERY BY MORTGAGEE OF POSSESSION OF THE PROPERTY, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE PROPERTY. MORTGAGEE MAY BRING AN ACTION FOR EJECTMENT AND/OR POSSESSION AND CONFESS JUDGMENT THEREIN BEFORE OR AFTER THE

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

INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE OR TO ENFORCE THE NOTE, OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A SHERIFF'S SALE OR JUDICIAL SALE OR OTHER FORECLOSURE SALE OF THE PROPERTY IN WHICH MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION AND CONFESSION OF JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THE MORTGAGE AND THE NOTE, AND SHALL SURVIVE ANY EXECUTION SALE TO MORTGAGEE.

         3.03. Judicial Action. Mortgagee shall have the right, from time to time, to bring an appropriate action to enforce any covenant contained herein, or to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note and this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of Mortgage Foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

         3.04. Foreclosure. Mortgagee may institute an action of mortgage foreclosure against the Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt and the Prepayment Premium, with interest at the rate stipulated in the Note to the date of default, and thereafter at the Default Rate specified in the Note, together with all other sums due by Mortgagor in accordance with the provisions of the Note and this Mortgage, including all sums which may have been advanced or loaned by Mortgagee to Mortgagor after the date of this Mortgage, including Future Advances, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance, utilities or repairs to the Property, all costs of suit, together with interest at the Default Rate on any judgment obtained by Mortgagee from and after the date of any Sheriff or other judicial sale until actual payment is made of the full amount due Mortgagee, and an attorney's commission for collection which shall be five percent (5%) of the total of the foregoing sums.

                  Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, or pursuant to any other judicial proceedings under the Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

                  If for any reason after any action in mortgage foreclosure has been commenced it shall be discontinued, or possession of the Property shall remain in or be restored to Mortgagor, Mortgagee shall have the right for the same default or any subsequent event of default to bring one or more further actions in mortgage foreclosure.

                  In any action to foreclose this Mortgage, Mortgagee may, at its option, have a receiver appointed to take charge of the Property and to collect such rents, issues and profits, all without consideration of the value of the Property as security for the amount of indebtedness secured hereby. All such rents, issues and profits paid to Mortgagee or collected by such receiver shall be first applied to the cost of collection thereof (including the cost of such receivership, if any) and then to the payment of the interest on and principal of the Note. Mortgagor for itself and any subsequent owner of the Property hereby waives any and all defenses to the application for such receiver and hereby specifically consents to such appointment without notice.

         3.05. Right to Remedy Defaults. If Mortgagor should fail to pay corporate taxes, real estate or other taxes, assessments, water and sewer rents, charges and claims, sums due under any prior lien or approved prior lien, or insurance premiums, or fail to make necessary repairs, or permit waste, or fail to cure any default under any prior lien or approved prior lien, Mortgagee, at its election and without notice to Mortgagor, but subject to Mortgagor's right of contest as set forth in section 1.06 of this Mortgage, shall have the right to make any payment or expenditure and to take any action which Mortgagor should have made or taken, or which Mortgagee deems advisable to protect the security of this Mortgage or the Property, without prejudice to any of Mortgagee's rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Mortgagee pursuant to this Mortgage shall be due immediately from Mortgagor to Mortgagee, shall be secured hereby and the lien therefor shall relate back to the date of this Mortgage, and shall bear interest at the Default Rate specified by the Note from the date of payment by Mortgagee until the date of repayment.

         3.06. Mortgagee's Remedies Respecting Collateral. Mortgagee may realize upon the Collateral, enforce and exercise all of the Mortgagor's rights, powers, privileges and remedies in respect of the Collateral, dispose of or otherwise deal with the Collateral in such order as Mortgagee may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the state in which the Property is located as well as all other rights and remedies available at law or in equity.

         3.07. Proceeds of Sales. The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied as follows:

                  FIRST: To the payment of the costs, fees and expenses of sale wherein the same may be made, and any other sums which are required by applicable law to be paid prior to distribution being made to Mortgagee;

                  SECOND: To the payment of any judgment obtained by Mortgagee on the Note, this Mortgage and/or any Related Agreement, together with interest thereon as provided in such judgment or under applicable law;

                  THIRD: The remainder, if any, to the person or persons, including the Mortgagor, legally entitled thereto.

         3.08. Condemnation and Insurance Proceeds. All Condemnation Proceeds, Insurance Proceeds and any interest earned thereon shall be paid over either by the condemning authority, insurance company or escrow agent to Mortgagee and shall be applied first toward reimbursement of the costs and expenses of Mortgagee (including reasonable attorneys' fees), if any, in connection with the recovery of such Proceeds, and then shall be applied in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage (A) to the payment or prepayment of all or any portion of the Note including the Prepayment Premium described in the Note; (B) to the reimbursement of expenses incurred by Mortgagee in connection with the restoration of the Property; or (C) to the performance of any of the covenants contained in this Mortgage as Mortgagee may determine. Any prepayment of the Note or portion thereof pursuant to Mortgagee's election under this section shall be subject to the Prepayment Premium described in the Note.

         3.09. Waiver of Marshalling, Rights of Redemption, Homestead and Valuation.

                  (A) Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshalled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

                  (B) To the fullest extent permitted by law, Mortgagor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of homestead, exception, monitoring reinstatements, forbearance, appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the Note, the debt evidenced thereby, or this Mortgage.

         3.10. Remedies Cumulative. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein. Every power and remedy given by this Mortgage to Mortgagee may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by Mortgagee. If there exists additional security for the performance of the obligations secured hereby, Mortgagee, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Mortgagee at any time as additional security or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Mortgagor to Mortgagee hereunder or under the Note, any Future Advance, or under any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

         3.11. Nonrecourse. Except as otherwise set forth in this paragraph, the liability of Mortgagor and the general partners of Mortgagor, if any, under the Note, this Mortgage and the Related Agreements shall be limited to, and satisfied from, the Property and the proceeds thereof, the Rents and Profits and all other income arising therefrom, the other assets of Mortgagor arising out of the Property which are given as collateral for the Note, and any other collateral given in writing to Mortgagee as security for repayment of the Note (all of the foregoing collectively referred to as the "Loan Collateral"); provided, however, that nothing contained in this section shall (A) preclude Mortgagee from foreclosing the lien of this Mortgage or from enforcing any of its rights or remedies in law or in equity against Mortgagor except as stated in this section, (B) constitute a waiver of any obligation evidenced by the Note or secured by this Mortgage or any Related Agreements, (C) limit the right of Mortgagee to name Mortgagor as a party defendant in any action brought under this Mortgage, the Note or any Related Agreements, (D) prohibit Mortgagee from pursuing all of its rights and remedies against any guarantor or surety, whether or not such guarantor or surety is a partner of Mortgagor, (E) limit the personal liability of Mortgagor or any shareholder of Mortgagor, or any general partner of Mortgagor, or of any member of Mortgagor, to Mortgagee, for misappropriation or misapplication of funds, fraud, waste, willful misrepresentation or willful damage to the Property, or (F) preclude Mortgagee from recovering from Mortgagor and the other Indemnitors under that certain Environmental Indemnity Agreement of even date herewith.

         3.12. Evasion of Prepayment Premium. Mortgagor agrees that in the event Mortgagee exercises its right to accelerate the maturity date of the Note following an Event of Default, a tender of payment of an amount necessary to satisfy the entire indebtedness evidenced by the Note, but without including the Prepayment Premium described in the Note, made at any time prior to foreclosure sale either by Mortgagor, its successors and assigns or by anyone on behalf of Mortgagor, shall be deemed to constitute an evasion of the prepayment provisions of the Note and such payment shall therefore be deemed to be a prepayment under the Note, and to the extent permitted by law, shall include the Prepayment Premium described in the Note.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.01. Severability. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

         4.02.    Certain Charges and Brokerage Fees.

                  (A) Mortgagor agrees to pay Mortgagee for each written statement requested of Mortgagee as to the obligations secured hereby, furnished at Mortgagor's request. Mortgagor further agrees to pay the charges of Mortgagee for any other service rendered Mortgagor, or on its behalf, connected with this Mortgage or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial release or reconveyance of this Mortgage, transmittal to an escrow holder of moneys secured hereby, changing its records pertaining to this Mortgage and indebtedness secured hereby to show a new owner of the Property, and replacing an existing policy of insurance held hereunder with another such policy.

                  (B) Mortgagor agrees to indemnify and hold Mortgagee harmless from any responsibility and/or liability for the payment of any commission charge or brokerage fees to anyone which may be payable in connection with the funding of the loan evidenced by the Note and this Mortgage or refinancing of any prior indebtedness, if applicable, based upon any action taken by Mortgagor. It is understood that any such commission charge or brokerage fees shall be paid directly by Mortgagor to the entitled parties.

         4.03.    Notices.

                  (A) All notices expressly provided hereunder to be given by Mortgagee to Mortgagor and all notices, demands and other communications of any kind or nature whatever which Mortgagor may be required or may desire to give to or serve on Mortgagee shall be in writing and shall be (1) hand-delivered, effective upon receipt, (2) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (3) served by certified mail, to the appropriate address set forth below, or at such other place as the Mortgagor or Mortgagee, as the case may be, may from time to time designate in writing by ten (10) days prior written notice thereof. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Any notice required to be given by Mortgagee shall be equally effective if given by Mortgagee's agent, if any.

                  (B) Mortgagor hereby requests that any notice, demand, request or other communication (including any notice of an Event of Default and notice of sale as may be required by law) desired to be given or required pursuant to the terms hereof be addressed to Mortgagor as follows:

                  Gustine Sixth Avenue Associates, Ltd.
                  c/o The Gustine Company
                  2100 Wharton Street, Suite 700
                  Pittsburgh, PA 15203
                  Attn: Chief Financial Officer and General Counsel

All notices and other communications to Mortgagee shall be addressed as follows:

                  Allstate Life Insurance Company
                  Allstate Plaza South, Suite G5C
                  3075 Sanders Road
                  Northbrook, Illinois 60062
                  Attention: Commercial Mortgage Loan
                                 Servicing Manager

         With a copy to:

                  Allstate Insurance Company
                  Investment Law Division
                  Allstate Plaza South, Suite G5A
                  3075 Sanders Road
                  Northbrook, Illinois 60062

         4.04.    Mortgagor Not Released.

                  (A) Extension of the time for payment or modification of the terms of payment of any sums secured by this Mortgage granted by Mortgagee to any successor in interest of Mortgagor shall not operate to release, in any manner, the liability of Mortgagor. Mortgagee shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Mortgage by reason of any demand made by Mortgagor. Without affecting the liability of any person, including Mortgagor, but subject to the terms and provisions of section 3.11, for the payment of any indebtedness secured hereby, or the legal operation and effect of this Mortgage on the remainder of the Property for the full amount of any such indebtedness and liability unpaid, Mortgagee may from time to time and without notice (1) release any person liable for the payment of any of the indebtedness; (2) extend the time or otherwise alter the terms of payment of any of the indebtedness; (3) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or (4) alter, substitute or release any property securing the indebtedness.

                  (B)      Mortgagee may, at any time, and from time to time,
(1) consent to the making of any map or plan of the Property or any part thereof, (2) join in granting any easement or creating any restriction thereon,
(3) join in any subordination or other agreement affecting this Mortgage or the legal operation and effect or charge hereof, or (4) release or reconvey, without any warranty, all or part of the Property from the lien of this Mortgage.

         4.05. Inspection. Upon reasonable prior notice and subject to the inspection rights of tenants under the Leases, Mortgagee may at any reasonable time make or cause to be made entry upon and make inspections, reappraisals, surveys, construction and environmental testing of the Property or any part thereof in person or by agent. All of the foregoing shall be at Mortgagor's sole cost and expense if done (a) after an Event of Default or (b) prior to an Event of Default where there is a reasonable basis to believe that the action taken is reasonably necessary in connection with Mortgagee's security.

         4.06. Release. Upon the payment in full of all sums secured by this Mortgage, Mortgagee shall execute and deliver a release or satisfaction of this Mortgage and shall surrender this Mortgage and all notes evidencing indebtedness secured by this Mortgage to Mortgagor. The duly recorded release or satisfaction of this Mortgage shall constitute a reassignment of the Leases by the Mortgagee to the Mortgagor. Mortgagor shall pay all fees of Mortgagee and costs of recordation, if any. The recitals in such release or satisfaction of any matters or facts shall be conclusive proof of the truthfulness thereof.

         4.07. Statute of Limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to any and all obligations secured by this Mortgage.

         4.08. Interpretation. Wherever used in this Mortgage, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Mortgagor" shall mean and include both Mortgagor and any subsequent owner or owners of the Property, and the word "Mortgagee" shall mean and include not only the original Mortgagee hereunder but also any future owner and holder, including pledgees, of the Note or other obligations secured hereby. In this Mortgage whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural. In this Mortgage, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited, to," or words of similar import) is used with reference thereto.

         4.09. Captions. The captions and headings of the Articles and sections of this Mortgage are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

         4.10. Consent. The granting or withholding of consent by Mortgagee to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Mortgagor covenants and agrees to reimburse Mortgagee promptly on demand for all legal and other expenses incurred by Mortgagee or its servicing agent in connection with all requests by Mortgagor for consent or approval under this Mortgage.

         4.11. Delegation to Subagents. Wherever a power of attorney is conferred upon Mortgagee hereunder or under the Related Agreements, it is understood and agreed that such power is conferred with full power of substitution, and Mortgagee may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more subagents.

         4.12. Successors and Assigns. All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Mortgagor (but this shall not permit any assignment prohibited hereby) and the endorsees, transferees, successors and assigns of Mortgagee. In the event Mortgagor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

         4.13. Governing Law. THIS MORTGAGE IS INTENDED TO BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. MORTGAGOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY.

         4.14.    Intentionally Deleted.

         4.15. Changes in Taxation. If, after the date of this Mortgage, any law is passed by the state in which the Property is located or by any other governing entity, imposing upon Mortgagee any tax against the Property, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured by mortgages or deeds of trust so that an additional or substitute tax is imposed on Mortgagee or the holder of the Note, Mortgagor shall reimburse Mortgagee for the amount of such taxes immediately upon receipt of written notice from Mortgagee. Provided, however, that such requirement of payment shall be ineffective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to Mortgagee and if Mortgagor in fact pays such tax prior to the date upon which payment is required by such notice.

         4.16. Maximum Interest Rate. No provision of this Mortgage or of the Note or of any note evidencing a Future Advance shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. In the event such interest does exceed the maximum legal rate, it shall be cancelled automatically to the extent that such interest exceeds the maximum legal rate and if theretofore paid, credited on the principal amount of the Note or, if the Note has been prepaid, then such excess shall be rebated to Mortgagor.

         4.17. Time of Essence. Time is of the essence of the obligations of Mortgagor in this Mortgage and each and every term, covenant and condition made herein by or applicable to Mortgagor.

         4.18. Reproduction of Documents. This Mortgage and all documents relating thereto, specifically excluding the Note but including, without limitation, consents, waivers and modifications which may hereafter be executed, financial and operating statements, certificates and other information previously or hereafter furnished to Mortgagee, may be reproduced by Mortgagee by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Mortgagee may destroy any original document ("Master") so reproduced. Mortgagor agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by Mortgagee in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

         4.19. No Oral Modifications. This Mortgage may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.

         IN WITNESS WHEREOF and intending to be legally bound, the undersigned has executed this Mortgage as a sealed instrument as of the day and year first hereinabove written.

                                    GUSTINE SIXTH AVENUE ASSOCIATES, LTD., a
                                    Pennsylvania limited partnership, by its sole general partner:

                                    Gustine Sixth Avenue, Inc., a Pennsylvania corporation

                                    By: /s/ W. Gregg Baldwin
                                        ----------------------------------------
                                        W. Gregg Baldwin, President

COMMONWEALTH OF PENNSYLVANIA   )
                               )SS:
COUNTY OF ALLEGHENY            )

         On the 23 day of March, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared W. Gregg Baldwin, who acknowledged himself to be the President of Gustine Sixth Avenue, Inc., a corporation which is the sole general partner of Gustine Sixth Avenue Associates, Ltd., a limited partnership, and who acknowledged that he, being authorized to do so, executed the foregoing instrument as the act and deed of the partnership for the purposes therein contained by signing the name of the partnership acting through its general partner by himself as President of such general partner, and desired that the same might be recorded as such.

         WITNESS my hand and seal the day and year aforesaid

                                    /s/ Judith L. White
                                    ------------------------------------
                                    Notary Public [affix seal and stamp]

                                              [NOTARY STAMP]

                                    EXHIBIT A

                      Legal Description of Fee Estate Land

PARCEL ONE

All that certain lot or piece of ground situate in the Second Ward of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at the intersection of the Southeasterly side of Wood Street and the Southwesterly side of Sixth Avenue; thence along the said side of Wood Street, South 30 degrees 57' 40" West, a distance of 36 feet to the property of the First Presbyterian Church; thence by said property the following 2 courses and distances: South 60 degrees 02' 20" East, 60 feet to a point; thence North
30 degrees 57' 40" East, 36 feet to a point on the Southwesterly side of Sixth Avenue; thence by said side of Sixth Avenue, North 60 degrees 02' 20" West, a distance of 60 feet to the corner of Wood Street and Sixth Avenue at the place of beginning.

Being designated as Block 2-A, Lot 85-1 in the Deed Registry Office of Allegheny County, Pennsylvania.

PARCEL TWO

All that certain lot or piece of ground situate in the Second Ward of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at the intersection of the Southeasterly side of Wood Street and the Northeasterly side of Oliver Avenue; thence along the said side of Wood Street, North 30 degrees 57' 40" East, a distance of 12 feet to a point on the line of property of the First Presbyterian Church; thence by said property the following 2 courses and distances: South 59 degrees 54' 20" East, 60 feet to a point, thence South 30 degrees 57' 40" West, 12 feet to a point on the Northeasterly side of Oliver Avenue; thence by said side of Oliver Avenue, North 59 degrees 54' 20" West, 60 feet to the corner of Wood Street and Oliver Avenue at the place of beginning.

Being designated as Block 2-A, Lot 85-2 in the Deed Registry Office of Allegheny County, Pennsylvania.

                                    EXHIBIT B

                   Legal Description of Leasehold Estate Land

PARCEL THREE

All that certain lot or piece of ground situate in the Second Ward of the City of Pittsburgh, Allegheny County, Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at a point on the Southeasterly side of Wood Street at a distance of 36 feet Southwesterly measured along the said side of Wood Street from the most Southerly corner of Sixth Avenue and Wood Street; thence along the said side of Wood Street, South 30 degrees 57' 40" West, 167.39 feet to a point on the line of land of Pittsburgh Business Properties, Inc.; thence by said property the following 2 courses and distances: South 59 degrees 54' 20" East, 60 feet to a point; thence South 30 degrees 57' 40" West, 12 feet to a point on the Northeasterly side of Oliver Avenue; thence by said side of Oliver Avenue, South 59 degrees 54' 20" East, 40 feet to a point; thence North 30 degrees 57' 40" East, 215.62 feet to a point on the Southwesterly side of Sixth Avenue; thence along said side of Sixth Avenue, North 60 degrees 02' 20" West, 40 feet to a point on the line of land of Pittsburgh Business Properties, Inc.; thence by said land the following 2 courses and distances: South 30 degrees 57' 40" West, 36 feet to a point; thence North 60 degrees 02' 20" West, 60 feet to Wood Street, the place of beginning.

PARCEL FOUR

All that certain lot or piece of ground situate in the Second Ward of the City of Pittsburgh, Allegheny County, Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at a point on the Northeasterly side of Oliver Avenue at the line of Parcel Three herein described, said point being distant 100 feet measured along said side of Oliver Avenue from the most Easterly corner of Wood Street and Oliver Avenue; thence along the line of Parcel Three, North 30 degrees 57' 40" East, 190 feet to a point; thence by land of The First Presbyterian Church of Pittsburgh, the following 4 courses and distances: South 59 degrees 54' 20" East, 10.50 feet to a point; thence South 30 degrees 57' 40" West, 22 feet to a point; thence South 59 degrees 54' 20" East, 1.50 feet to a point; thence South 30 degrees 57' 40" West, 168.00 feet to a point on the Northeasterly side of Oliver Avenue; thence by said side of Oliver Avenue, North 59 degrees 54' 20" West, 12 feet to the place of beginning.

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